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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 13D

                    Under the Securities Exchange Act of 1934
                               (Amendment No. __)*

                              CAMPBELL SOUP COMPANY
                                (Name of Issuer)

                     CAPITAL STOCK, PAR VALUE $.15 PAR VALUE
                         (Title of Class of Securities)

                                   134429-10-9
                                 (CUSIP Number)

                             James W. Jennings, Esq.
                             2000 One Logan Square
                             Philadelphia, PA 19103
           (Name, Address and Telephone Number of Person Authorized to
                       Receive Notices and Communications)

                                  April 9, 1989
             (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [ ].

Check the following box if a fee is being paid with the statement [X]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                  SCHEDULE 13D


CUSIP No. 134429-10-9                                       Page 2 of 6 Pages

1.   NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

     John T. Dorrance III (S.S. No.: ###-##-####)

2.   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                                       (a) [ ]
                                                                       (b) [X]

3.   SEC USE ONLY


4.   SOURCE OF FUNDS*

       00

5.   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS
     REQUIRED PURSUANT TO ITEMS 2(D) OR 2(E)                               [   ]


6.   CITIZENSHIP OR PLACE OF ORGANIZATION

     USA

     Number of Shares                      7.     SOLE VOTING POWER
     Beneficially Owned By                                  80
     Each Reporting Person                 8.     SHARED VOTING POWER
     With                                           40,683,500
                                           9.     SOLE DISPOSITIVE POWER
                                                           520
                                           10.    SHARED DISPOSITIVE POWER
                                                    40,683,060


11.  AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

       40,683,580

12.  CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
     CERTAIN SHARES*                                                         [ ]

13.  PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

       31.5%

14.  TYPE OF REPORTING PERSON*

       IN

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

Item 1.   Security and Issuer

     The class of equity securities to which this statement relates is the Capital Stock, par value $.15 per share (the "Shares"), of Campbell Soup Company, a New Jersey corporation (the "Company"), which has its principal executive offices at Campbell Place, Camden, New Jersey 08103-1799.

Item 2.   Identity and Background

          (a) The person filing this statement is a natural person whose name is John T. Dorrance III ("J.T. Dorrance III").

          (b) J.T. Dorrance III's residence address is Ipy Limited, Devil's Tower, Wyoming 82714.

          (c) J.T. Dorrance III's principal occupation is owner and operator of Ipy Cattle Ranch in Devils Tower, Wyoming.

          (d) During the last five years J.T. Dorrance III has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

          (e) During the last five years J.T. Dorrance III was not a party to a civil proceeding of a judicial or administrative body of competent jurisdiction by which as a result of such proceeding he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

          (f) J.T. Dorrance III is a United States citizen.

Item 3.   Source and Amount of Funds or Other Consideration

     Not applicable. See Item 4 of this Schedule 13D.

Item 4.   Purpose of Transaction

     J.T. Dorrance III's father, John T. Dorrance, Jr. died on April 9, 1989. Upon Mr. Dorrance, Jr.'s death, the assets of a Trust under the Will of Dr. John
T. Dorrance, Sr. (the "Dorrance Trust") became distributable in equal shares to Mary Alice Dorrance Malone, Bennett Dorrance and J.T. Dorrance III. After the death of John T. Dorrance, Jr., J.T. Dorrance III, as one of the Executors of Mr. Dorrance, Jr.'s estate, became the beneficial owner of 76,736 Shares in Mr. Dorrance, Jr.'s estate.

     J.T. Dorrance III has no present plans or proposals that relate to or would result in: (a) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company except in amounts that are not material; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries;
(c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries; (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number of term of directors or to fill any existing vacancies on the board; (e) any material change in the present capitalization or dividend policy of the Company; (f) any other material change in the Company's business or corporate structure; (g) changes in the Company's charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person; (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;
(i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; or (j) any action similar to any of those enumerated above.

Item 5.  Interests in Securities of the Issuer.

     J.T. Dorrance III beneficially owns 40,683,580 Shares, or approximately 31.5% of the outstanding Shares. Of the 40,683,580 Shares beneficially owned by J.T. Dorrance III, he has voting power and dispositive power as follows:

          (a) J.T. Dorrance III has sole dispositive power and sole voting power over 80 Shares.

          (b) J.T. Dorrance III has sole dispositive power and shared voting power over 440 Shares that he contributed to the Major Shareholders' Voting Trust Dated September 8, 1987, as amended (the "Voting Trust"), which was formed by certain descendants of Dr. John T. Dorrance, Sr.

          (c) J.T. Dorrance III has shared dispositive power and shared voting power over 76,736 Shares that he holds as one of the Executors under the Will of John T. Dorrance, Jr., who died on April 9, 1989, of which 76,000 Shares have been contributed to the Voting Trust. J.T. Dorrance III disclaims beneficial ownership of such 76,736 Shares.

          (d) J.T. Dorrance III has shared dispositive power and shared voting power over 40,606,324 Shares, which he holds as one of the Trustees of the Dorrance Trust. Upon the death of John T. Dorrance, Jr. the assets of the Dorrance Trust became distributable in equal amounts of 13,535,441 Shares to Mary Alice Dorrance Malone, Bennett Dorrance and J.T. Dorrance III. Prior to the death of John T. Dorrance, Jr., J.T. Dorrance III renounced a 5% interest in the assets that became distributable to him and transferred such interest, representing 676,772 Shares, to a guardianship account for the benefit of his minor children. J.T. Dorrance III disclaims beneficial ownership of such 676,772 Shares. J.T. Dorrance III, as a Trustee of the Dorrance Trust which holds 40,606,324 Shares, including the 13,535,441 Shares referred to above, may be considered the beneficial owner of the entire number of such Shares, but disclaims beneficial ownership thereof except as to the 12,858,669 Shares he will receive outright upon distribution of the Dorrance Trust.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

          (a) Dorrance Trust. As a Trustee of the Dorrance Trust, J.T. Dorrance III has shared dispositive power and shared voting power over 40,606,324 Shares held in the Dorrance Trust. The other Trustees of the Dorrance Trust are Mary Alice Dorrance Malone, Bennett Dorrance, W.B. Murphy and Chemical Bank (New Jersey) N.A.

          As a result of the death of John T. Dorrance, Jr. on April 9, 1989, the Dorrance Trust will be terminated within one to two years, at which time J.T. Dorrance III will receive 12,858,669 Shares to be distributed out of the Dorrance Trust. After the termination of the Dorrance Trust, J.T. Dorrance III will no longer hold an interest in the remaining 27,747,655 Shares to be distributed out of the Dorrance Trust. See Item 5(d) of this
     Schedule 13D.

          (b) Voting Trust. Shares held by the Voting Trust are voted by Trustees of the Voting Trust in accordance with the terms of the Voting Trust Agreement dated September 8, 1987, as amended (the "Voting Trust Agreement"), a copy of which is filed hereto as Exhibit A and incorporated herein by reference. J.T. Dorrance III is not a Trustee of the Voting Trust.

          The Voting Trust continues for ten years. Stockholders retain sole dispositive power to Shares they contribute to the Voting Trust. J.T. Dorrance III, as well as any other stockholder who joins the Voting Trust, may withdraw his Shares during certain periods and under certain circumstances as set forth in the Voting Trust Agreement.

Item 7.   Material to Be Filed as Exhibits

          Exhibit A      Major Shareholders' Voting Trust Agreement, dated
                         September 8, 1987, as amended.




Signature


     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.



Dated: May __, 1989
                                                   /s/ John T. Dorrance III
                                                             Signature

                                                       John T. Dorrance III
                                                                Name